Exhibit 99.1

Kids Line, LLC and Subsidiary

Consolidated Financial Report

December 31, 2003

McGladrey & Pullen, LLP is a member firm of RSM International,

an affiliation of separate and independent legal entities.

Independent Auditor’s Report

To the Managing Members

Kids Line, LLC

South Gate, California

We have audited the accompanying consolidated balance sheet of Kids Line, LLC and subsidiary as of December 31, 2003 and the consolidated statements of income, comprehensive income, members’ equity (deficit) and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Kids Line, LLC and subsidiary as of December 31, 2003, and the results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 6 to the consolidated financial statements, Kids Line, LLC has guaranteed repayment and pledged its assets for $26,240,500 of indebtedness of CPC/KL Holdings, LLC, a member of Kids Line, LLC. CPC/KL Holdings, LLC is a holding company with no operations and is dependent upon distributions from Kids Line, LLC to repay this indebtedness.

/s/ McGladrey & Pullen, LLP

Pasadena, California

February 20, 2004, except for the last two paragraphs of Note 7, as to which the date is February 28, 2005

Kids Line, LLC and Subsidiary

Consolidated Balance Sheets

December 31, 2003 and September 30, 2004 (Unaudited)

	2003	September 30, 2004
		(Unaudited)
Assets
Current Assets
Cash	$252,572	$725,138
Trade accounts receivable, net of allowance for doubtful accounts of 2003 $185,808; 2004 $291,807	10,265,964	13,784,159
Amounts due from related party	454,743	611,213
Related-party receivable	1,087,500	—
Inventories, net	7,744,670	8,517,409
Prepaid expenses and other	379,690	85,816
Total current assets	20,185,139	23,723,735

Equipment and Construction in Progress, net	172,077	225,540
Other Assets, deposits	88,984	109,402
	$20,446,200	$24,058,677

Liabilities and Members’ Equity (Deficit)
Current Liabilities
Accounts payable	$1,966,763	$923,296
Accrued expenses, other	632,507	1,067,002
Accrued customer programs and incentives	3,244,307	3,473,635
Related-party line of credit	—	1,000,000
Total current liabilities	5,843,577	6,463,933

Commitments

Redeemable Member Units	9,702,000	32,740,000

Members’ Equity (Deficit)	4,900,623	(15,145,256)
	$20,446,200	$24,058,677

See Notes to Consolidated Financial Statements.

Kids Line, LLC and Subsidiary

Consolidated Statements of Income

Year Ended December 31, 2003 and Nine Months Ended September 30, 2004 (Unaudited)
and September 30, 2003 (Unaudited)

	Year Ended	Nine Months Ended
	December 31,	September 30,	September 30,
	2003	2004	2003
		(Unaudited)	(Unaudited)

Net sales	$52,321,671	$45,520,580	$40,376,310
Cost of goods sold	28,232,154	23,502,354	21,750,833
Gross profit	24,089,517	22,018,226	18,625,477

Operating expenses:
Selling, general and administrative	5,949,523	5,648,029	4,231,223
Management fees, related party	373,878	345,000	270,000
Operating income	17,766,116	16,025,197	14,124,254

Other income (expense):
Interest income, related party	21,961	2,248	1,442
Interest expense, related party	(58,254)	(32,716)	(58,254)
Finance fee expense, related party	(25,076)	(19,688)	(17,410)
Finance support fee income, related party	276,585	155,284	214,322
	215,216	105,128	140,100
Income before income taxes	17,981,332	16,130,325	14,264,354

Provision for income taxes	12,590	30,000	—
Net income	$17,968,742	$16,100,325	$14,264,354

See Notes to Consolidated Financial Statements.

Kids Line, LLC and Subsidiary

Consolidated Statements of Comprehensive Income

Year Ended December 31, 2003 and Nine Months Ended September 30, 2004 (Unaudited)
and September 30, 2003 (Unaudited)

	Year Ended	Nine Months Ended
	December 31,	September 30,	September 30,
	2003	2004	2003
		(Unaudited)	(Unaudited)

Net income	$17,968,742	$16,100,325	$14,264,354
Other comprehensive gain (loss), foreign currency translation adjustment	4,339	(2,265)	2,293
Comprehensive income	$17,973,081	$16,098,060	$14,266,647

See Notes to Consolidated Financial Statements.

Kids Line, LLC and Subsidiary

Consolidated Statements of Members’ Equity

Year Ended December 31, 2003 and Nine Months Ended September 30, 2004 (Unaudited)

	Class A		Class B		Class C		Class D
	Unit	Amount	Unit	Amount	Unit	Amount	Unit	Amount

Balances at December 31, 2002	1	$8,147,567	1	$180,129	1	$142,748	1	$629,970
Income allocation	—	1,464,869	—	1,516,217	—	506,949	—	1,212,547
Distributions	—	(7,837,176)	—	(3,282,079)	—	(563,427)	—	(527,267)
Accumulated other comprehensive income, foreign currency translation	—	—	—	—	—	—	—	—
Issuance of member units	—	—	—	—	—	—	—	—
Noncash compensation	—	—	—	—	—	—	—	—
(Increase) in fair value of redeemable member units	—	—	—	—	—	—	—	—
Balances at December 31, 2003	1	1,775,260	1	(1,585,733)	1	86,270	1	1,315,250
Income allocation	—	616,144	—	660,557	—	380,560	—	1,010,293
Distributions	—	(3,876,204)	—	(1,032,751)	—	(224,385)	—	(587,296)
Accumulated other comprehensive income, foreign currency translation	—	—	—	—	—	—	—	—
Issuance of member units	—	—	—	—	—	—	—	—
Noncash compensation	—	—	—	—	—	—	—	—
(Increase) in fair value of redeemable member units	—	—	—	—	—	—	—	—
Balances at September 30, 2004 (Unaudited)	1	$(1,484,800)	1	$(1,957,927)	1	$242,445	1	$1,738,247

See Notes to Consolidated Financial Statements.

							Accumulated Other Compre- hensive Income

	Class E		Class F		Class G
	Units	Amount	Units	Amount	Units	Amount		Total

Balances at December 31, 2002	87,780	$1,970,285	—	$—	6,000	$286,631	$—	$11,357,330
Income allocation	—	12,320,735	—	—	—	947,425	—	17,968,742
Distributions	—	(4,698,394)	—	—	—	(336,391)	—	(17,244,734)
Accumulated other comprehensive income, foreign currency translation	—	—	—	—	—	—	4,339	4,339
Issuance of member units	—	—	—	—	750	—	—	—
Noncash compensation	—	—	—	—	—	210,000	—	210,000
(Increase) in fair value of redeemable member units	—	(7,395,054)	—	—	—	—	—	(7,395,054)
Balances at December 31, 2003	87,780	2,197,572	—	—	6,750	1,107,665	4,339	4,900,623
Income allocation	—	12,375,406	—	—	—	1,057,365	—	16,100,325
Distributions	—	(7,552,463)	—	—	—	(612,840)	—	(13,885,939)
Accumulated other comprehensive income, foreign currency translation	—	—	—	—	—	—	(2,265)	(2,265)
Issuance of member units	—	—	—	—	750	—	—	—
Noncash compensation	—	—	—	—	—	780,000	—	780,000
(Increase) in fair value of redeemable member units	—	(23,038,000)	—	—	—	—	—	(23,038,000)
Balances at September 30, 2004 (Unaudited)	87,780	$(16,017,485)	—	$—	7,500	$2,332,190	$2,074	$(15,145,256)

Kids Line, LLC and Subsidiary

Consolidated Statements of Cash Flows

Year Ended December 31, 2003 and Nine Months Ended September 30, 2004 (Unaudited)
and September 30, 2003 (Unaudited)

	Year Ended	Nine Months Ended
	December 31,	September 30,	September 30,
	2003	2004	2003
		(Unaudited)	(Unaudited)
Cash Flows from Operating Activities
Net income	$17,968,742	$16,100,325	$14,264,354
Adjustments to reconcile net income to net cash provided by operating activities:
Bad debt expense	212,000	105,900	142,000
Depreciation	37,302	53,684	27,977
Noncash compensation	210,000	780,000	157,500
Change in working capital components:
(Increase) decrease in:
Accounts receivable	(2,586,771)	(3,624,095)	(3,387,126)
Inventory	(189,320)	(772,739)	350,096
Prepaid expenses and other current assets	63,991	293,874	404,724
Deposits	24,133	(20,418)	24,047
Increase (decrease) in:
Accounts payable	(632,566)	(1,043,467)	(492,124)
Accrued expenses	1,860,249	663,823	(126,907)
Net cash provided by operating activities	16,967,760	12,536,887	11,364,541

Cash Flows from Investing Activities
Purchases of equipment and construction in progress	(114,497)	(107,147)	(73,484)
Related-party receivable repayments	625,000	1,087,500	1,525,000
Amounts due from related party	(304,970)	(156,470)	(208,271)
Proceeds from related-party line of credit	—	1,000,000	—
Net cash provided by investing activities	205,533	1,823,883	1,243,245

Cash Flows from Financing Activities, distributions to members	(17,244,734)	(13,885,939)	(12,713,874)
Net (increase) decrease in cash	(71,441)	474,831	(106,088)

Effect of Foreign Currency Exchange Rate Changes on Cash	4,339	(2,265)	2,293
	(67,102)	472,566	(103,795)

Cash
Beginning	319,674	252,572	319,674
Ending	$252,572	$725,138	$215,879

See Notes to Consolidated Financial Statements.

	Year Ended	Nine Months Ended
	December 31,	September 30,	September 30,
	2003	2004	2003
		(Unaudited)	(Unaudited)
Supplemental Disclosures of Cash Flow Information
Cash paid during the year for interest	$58,254	$32,716	$58,254

Cash paid during the year for taxes	$1,600	$12,590	$1,600

Increase in fair value members unit put options	$7,395,054	$23,038,000	$5,546,291

See Notes to Consolidated Financial Statements.

Kids Line, LLC and Subsidiary

Notes to Consolidated Financial Statements

Note 1. Nature of Business and Significant Accounting Policies

Nature of business: Kids Line, LLC and its wholly owned subsidiary, Kids Line Australia Pty Ltd., (collectively referred to as the Company) manufacture and wholesale proprietary lines of infant’s and children’s bedding and related accessories. The Company’s products are sold to various retailers throughout the United States through a network of independent sales representatives. Kids Line Australia Pty Ltd. was formed in July 2003 and had no sales during 2003 and no significant assets or liabilities at December 31, 2003. During the nine months ended September 30, 2004, Kids Line Australia Pty Ltd. generated sales of approximately $800,000.

Summary of significant accounting policies:

Principles of consolidation: The accompanying consolidated financial statements include the accounts of Kids Line, LLC and its wholly owned subsidiary, Kids Line Australia Pty Ltd. All significant intercompany accounts and transactions have been eliminated in consolidation.

Unaudited interim financial information: The interim financial information of the Company for the nine months ended September 30, 2004 and 2003 is unaudited. The unaudited interim financial information has been prepared on the same basis as the annual financial statements and, in the opinion of management, reflect all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the financial position, results of operations and cash flows as of and for the nine months ended September 30, 2004 and 2003.

Foreign currency translation: The financial statements of Kids Line Australia Pty Ltd., where the local currency is the functional currency, are translated into U.S. dollars using exchange rates in effect at period end for assets and liabilities, and average exchange rates during the period for results of operations. The translation gain or loss is included in members’ equity as other comprehensive income or loss.

Use of estimates: The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses during the reporting period. Actual results could differ from those estimates and could materially affect the reported amount of assets and liabilities and future operating results. Significant estimates made by management relate to the estimated fair value of redeemable member units and Class G member units issued to management.

Concentration of cash: The Company maintains its cash balances in bank deposit accounts which, at times, may exceed federally insured limits. The Company believes it is not exposed to any significant credit risk on cash.

Trade accounts receivable: Trade accounts receivable are carried at original invoice amount less an estimate made for doubtful receivables based on a review of all outstanding amounts on a monthly basis. Management determines the allowance for doubtful accounts by identifying troubled accounts and by using historical experience. Trade receivables are written off when deemed uncollectible. Recoveries of trade receivables previously written off are recorded when received. A trade receivable is considered to be past due if any portion of the receivable balance is outstanding for more than 90 days beyond terms.

Inventories: Inventories are stated at the lower of cost (first-in first-out method) or market. The Company periodically reviews its inventory to determine whether any inventory has become obsolete or has declined in value, and incurs a charge to operations for known and estimated inventory obsolescence.

Equipment and construction in progress: Equipment and construction in progress are recorded at cost. Depreciation on assets placed in service is computed using the straight-line method over the estimated useful lives of the assets as follows:

Life in Years

Machinery and equipment	5-7
Furniture and fixtures	7
Office equipment	7
Autos and trucks	5
Computer equipment and software	5

Impairment of long-lived assets evaluation: The Company reviews its equipment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. The estimated future cash flows are based upon, among other things, assumptions about expected future operating performance, and may differ from actual cash flows. Long-lived assets evaluated for impairment are grouped with other assets to the lowest level for which identifiable cash flows are largely independent of the cash flows of other groups of assets and liabilities. Should the sum of the projected undiscounted cash flows (excluding interest) be less than the carrying value, the assets will be written down to the estimated fair value in the period in which the determination is made. At December 31, 2003, management determined that no impairment existed on the property and equipment.

Income taxes and intent to pay distributions: Kids Line, LLC is a limited liability corporation and, as such, is taxed as a partnership. Accordingly, the members separately account for their pro-rata shares of the Company’s items of income, deductions, losses and credits. As a result of this election, only income taxes representing the fees for doing business in California as a limited liability corporation have been recognized in the accompanying financial statements. The Company will continue to make cash distributions to assist the members in paying their taxes arising from their pro-rata shares of the Company’s income. For U.S. income tax purposes, Kids Line Australia Pty Ltd. is a disregarded entity and is treated as a division of Kids Line, LLC. The Company is required to pay income taxes in Australia.

Revenue recognition: The Company recognizes revenue when title to the product transfers to its customer. The Company offers selected customers rebates, discounts, markdowns, sales returns and advertising, and other customers allowances based on sales. The Company records these amounts as reductions of sales as the related sales are recorded and records a liability on the Company’s consolidated balance sheet.

Freight and shipping: Freight charged to customers for the year ended December 31, 2003 was $319,000 and was recorded as a component of net sales. Freight costs incurred by the Company for the year ended December 31, 2003 were $624,000 and were charged to cost of goods sold.

Advertising cost: Advertising costs are expensed as incurred. Total advertising expense was approximately $35,000 for the year ended December 31, 2003.

Pending accounting pronouncements: In May 2003, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity, which addresses the accounting classification and measurement of financial instruments with characteristics of both liabilities and equity. Certain provisions of SFAS No. 150 are effective for years ending after December 15, 2004. Management is evaluating the impact that the adoption of this standard will have on the Company’s consolidated financial statements.

In 2003 the FASB issued Interpretation No. 46 (FIN 46), Consolidation of Variable Interest Entities. FIN 46 establishes standards for identifying a variable interest entity and for determining under what circumstances a variable interest entity should be consolidated with its primary beneficiary. Nonpublic enterprises should apply this Interpretation immediately to variable interest entities (VIEs) created after December 31, 2003, but have until the beginning of the first period beginning after December 15, 2004, to apply it to all other VIEs in which they hold a variable interest.

Prior to FIN 46, a company generally included another entity in the company’s financial statements only if it controlled the entity through ownership of the majority voting interests. FIN 46 changes that by requiring a variable interest entity to be consolidated by a company if that company is the primary beneficiary as evidenced by being subject to a majority of the risk of loss from the variable interest entity’s activities or being entitled to receive a majority of the entity’s residual returns or both.

Management is evaluating the impact that the adoption of this standard may have on the Company’s consolidated financial statements.

In November 2004, the FASB issued SFAS No. 151, Inventory Costs—An amendment of ARB No. 43, Chapter 4. SFAS No. 151 clarifies that abnormal amounts of idle facility expense, freight, handling costs and spoilage should be expensed as incurred and not included in overhead. Further, SFAS No. 151 requires that allocation of fixed production overheads to conversion costs should be based on normal capacity of the production facilities. The provisions in SFAS No. 151 are effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Management is evaluating the impact that the adoption of this Standard will have on the Company’s consolidated financial statements.

Note 2. Concentrations

Customers: For the year ended December 31, 2003, two customers accounted for approximately 46% and 18% of net sales, respectively. Accounts receivable from these two customers totaled approximately $8,105,000 at December 31, 2003.

Supplier: At December 31, 2003, approximately 45% of the Company’s purchases were made from one vendor. Amounts payable to this vendor totaled approximately $1,306,000 at December 31, 2003.

Note 3. Inventories

Inventories consist of the following:

	December 31, 2003	September 30, 2004
		(Unaudited)

Raw materials	$894,264	$250,200
Work in progress	110,768	75,500
Purchased merchandise for resale	5,280,513	7,069,045
Merchandise in transit	1,834,125	1,522,664
	8,119,670	8,917,409
Reserve for obsolete and slow-moving inventory	(375,000)	(400,000)
	$7,744,670	$8,517,409

Note 4. Equipment and Construction in Progress

At December 31, 2003, equipment and construction in progress consist of the following:

Machinery and equipment	$124,308
Furniture and fixtures	56,703
Office equipment	22,633
Autos and trucks	17,943
Computer equipment and software	182,976
Construction in progress	28,361
432,924
Less accumulated depreciation	(260,847)
$172,077

Note 5. Accrued Expenses

At December 31, 2003, accrued expenses other consisted of the following:

Compensation	$227,681
Royalties	62,524
Profit sharing	116,280
Management fees, related party	103,878
Other	122,144
$632,507

Note 6. Related-party Transactions, Debt Guarantees and Line of Credit

Related-party transactions

Employee agreements: The Company has entered into employment agreements with three of its members. Two of these agreements are for a three-year employment term beginning March 15, 2002 and one of the agreements provides for at-will employment. Each agreement provides for a base salary plus performance-based bonuses.

Consulting agreement: The Company has entered into a consulting agreement with a member. The agreement is for a three-year consulting term beginning March 15, 2002 and provides for a consulting fee plus a performance-based bonus.

Amounts due from related party, CPC/KL Holdings, LLC: The Company has made cash advances to CPC/KL Holdings, LLC, an affiliated member, which owns the Company’s Class A, B, C, D and approximately 34% of the combined Class E, F and G membership units. These advances are for expenses incurred by CPC/KL Holdings, LLC and include interest expense and other debt-related expenses of the member. At December 31, 2003, the amounts due from CPC/KL Holdings, LLC were $454,743 which are short term and non-interest bearing.

Receivable from related party, CPC/KL Holdings, LLC: The Company makes short-term advances to CPC/KL Holdings, LLC. The note receivable carries an interest rate of either the bank’s prime rate (4% at December 31, 2003) plus 2.5%, or LIBOR (1.1195% at December 31, 2003) plus 4%, on unpaid balances. Interest income on the note receivable from the affiliated member totaled approximately $22,000 for the year ended December 31, 2003.

Management fees: The Company pays a management fee of 2% of its earnings before interest, tax, depreciation and amortization (EBITDA), as defined in the membership services agreement, to Century Park Advisors, LLC, an affiliate of the sole member of CPC/KL Holdings, LLC. The Company incurred $373,878 in management fees for the year ended December 31, 2003. The term of the agreement is five years or is terminated upon the occurrence of an event designated in the agreement.

Sales: Sales to a company owned by a relative of a member for the year ended December 31, 2003 amounted to $69,605. At December 31, 2003, the amount due from this customer was $54,250.

Debt guarantees: The Company has agreed to guarantee the payment of obligations of one of its members, CPC/KL Holdings, LLC, under loan agreements between CPC/KL Holdings, LLC and General Electric Capital Corporation, CapitalSource Finance, LLC and California KL Holdings, Inc. CPC/KL Holdings is a holding company with no substantive operations and is dependent upon distributions from Kids Line, LLC to repay this indebtedness.

CPC/KL Holdings, LLC loan balances mature through June 2007 and are as follows at December 31, 2003 and September 30, 2004:

	2003	2004
		(Unaudited)

General Electric Capital Corporation, revolving line of credit, secured by Company assets	$2,912,500	$5,000,000
General Electric Capital Corporation, term loan, secured by Company assets	10,175,000	6,874,500
CapitalSource Finance, LLC, subordinated to General Electric Capital Corporation	8,153,000	7,759,000
California KL Holdings, Inc., subordinated to General Electric Capital Corporation and CapitalSource Finance, LLC	5,000,000	5,000,000
	$26,240,500	$24,633,500

The Company would be required to perform on the guarantee only in the event of nonpayment of the debt by CPC/KL Holdings, LLC. Management evaluates the Company’s exposure to loss at each balance sheet date and provides accruals for loss as deemed necessary. No accruals were deemed necessary at December 31, 2003. In addition, the Company’s assets are pledged as collateral to General Electric Credit Corporation, the senior lender. As a party to credit agreements CPC/KL Holdings, LLC has with General Electric Capital Corporation, CapitalSource Finance, LLC and California KL Holdings, Inc., the Company is subject to certain restrictive covenants, including restrictions on paying distributions.

Finance support fees: The Company charges finance support fees to CPC/KL Holdings, LLC for guaranteeing its outstanding indebtedness. Total finance support fee income totaled $276,585 for the year ended December 31, 2003.

Line of credit: The Company has an unsecured line of credit with CPC/KL Holdings, LLC, in the amount of $6,000,000. The line of credit requires monthly interest payments on the outstanding loan balance at either the bank’s prime rate plus 2.5%, or LIBOR plus 4%. At December 31, 2003, there was no outstanding balance under this line of credit and at September 30, 2004 was $1,000,000. The Company was charged $25,076 of finance fees and $58,254 of interest expense by CPC/KL Holdings, LLC with respect to its borrowing facility during 2003.

Note 7. Members’ Equity (Deficit) and Subsequent Event

Management and membership interests: The membership interests consist of seven classes of membership units. Classes A, B, C and D units are generally nonvoting. Classes E, F and G are voting interests. The business affairs and powers of the Company are managed under the direction of a committee of managers elected by the members and currently consisting of seven members. The holder of the Class D units is required to approve certain major events, referred to as Class D approval rights.

The Company pays distributions to its members for their share of income taxes, excess cash and A, B, C and D units preference payments.

Class A unit: The Class A unit is held by CPC/KL Holdings, LLC, and has a preferred right on a cumulative basis to $22,500,000 (the Class A Preference). The undistributed Class A Preference at December 31, 2003 was $14,175,000. In addition, the Class A member is allocated profits and entitled to distributions in preference to all other members, based on a percentage of the average undistributed balance of the Class A Preference.

Class B unit: The Class B unit is held by CPC/KL Holdings, LLC, and has a preferred right, after the Class A member’s preferred right, on a cumulative basis to $10,000,000 (the Class B Preference). The undistributed Class B Preference at December 31, 2003 was $8,153,000. In addition, the Class B member is allocated profits and entitled to distributions in preference to all other members, excluding the Class A member, based on a percentage of the average undistributed balance of the Class B Preference.

Class C unit: The Class C unit is held by CPC/KL Holdings, LLC, and has a preferred right, after the Class A and B members’ preferred rights, on a cumulative basis to $5,000,000 (the Class C Preference). The undistributed Class C Preference at December 31, 2003 was $5,000,000. In addition, the Class C member is allocated profits and entitled to distributions in preference to all other members, excluding the Class A and B members, based on a percentage of the average undistributed balance of the Class C Preference.

Class D unit: The Class D unit is held by CPC/KL Holdings, LLC, and has a preferred right, after the Class A, B and C members’ preferred rights, on a cumulative basis to $11,000,000 (the Class D Preference). The undistributed Class D Preference at December 31, 2003 was $11,000,000. In addition, the Class D member is allocated profits in preference to all other members, excluding the Class A, B and C members, based on a percentage of the average undistributed balance of the Class D Preference. The Class D member is entitled to distributions equal to the income allocated multiplied by 44.31%.

Class E units: The Class E units are held by CPC/KL Holdings, LLC, California KL Holdings, Inc., General Electric Capital Corporation, CapitalSource Finance, LLC, the founding members of KL Holdings, Inc. and an unrelated party. The Class E units are allocated profits based on the percentage of ownership of Class E, F and G units and are entitled to distributions equal to the income allocated multiplied by 44.31%. Each Class E member has one voting right per outstanding unit.

Class F units: The Class F units are allocated profits based on the percentage of ownership of Class E, F and G units and are entitled to distributions equal to the income allocated multiplied by 44.31%. Each Class F member has one voting right per outstanding unit. There are no Class F units outstanding at December 31, 2003. The Class F units (2,220) are reserved for issuance upon exercise of a warrant to purchase the Class F units that is held by CapitalSource Finance, LLC, a subordinated debt lender, whose debt is outstanding to CPC/KL Holdings, LLC. The warrant expires on the later of March 15, 2012 or five years after payments of all amounts due under the subordinated note payable of $10,000,000. The exercise price of the warrant is $0.01 per unit. Management determined that the warrant had nominal value at the date it was issued.

Class G Units: The Class G units are held by management, are allocated profits based on the percentage of ownership of Class E, F and G units and are entitled to distributions equal to the income allocated multiplied by 44.31%. The Class G units are vested and subject to forfeiture as specified in the grant agreements. Each Class G member has one voting right per outstanding unit not subject to forfeiture. The forfeiture provisions lapse from the date of grant, either by the passage of time or based upon EBITDA levels achieved. For the G units subject to forfeiture based upon the passage of time, compensation expense is based upon the fair value of the units at the time of grant and is recorded as the forfeitures provisions lapse. For the G units subject to forfeiture based upon achieving specified EBITDA levels, compensation expense is recorded if and when the EBITDA target is met and is measured using the fair value at the time of achieving each level. During the year ended December 31, 2003 and nine months ended September 30, 2004, the Company granted an additional 750 Class G units during each period. Total noncash compensation expense for all G units totaled $210,000 for the year ended December 31, 2003 and $780,000 (unaudited) during the nine months ended September 30, 2004.

Put option: The Company has granted a put right to CPC/KL Holdings, LLC, the holder of a portion of Class E units, which represent 34% of the combined Class E, F and G membership units, such that beginning March 31, 2009, the holder of these units has the right to require the Company to acquire the units at fair market value as defined by the agreement. The member units that are redeemable due to this put option have been recorded at their estimated fair value and reported in the balance sheet outside of members’ equity. In the Company’s previously issued financial statements, these were reported as part of members’ equity. However, in conjunction with the sale of the business and reissuance of the financial statements in accordance with Regulation S-X of the Securities and Exchange Act, the fair value of these put options was reclassified outside of members’ equity.

Subsequent event: As of December 15, 2004, the members of the Company sold all their outstanding membership interests in the Company to Russ Berrie and Company, Inc. As a result of the sale, certain arrangements, as discussed in Note 6, and the intent to pay cash distribution as discussed in Note 1, have been terminated and the membership interests in the Company are no longer represented by the different classes of units, as set forth in Note 7.

Note 8. Commitments

Operating leases: The Company has a seven-year lease agreement expiring July 31, 2007 for its facilities located in South Gate, California. The lease has an option to renew for an additional five years. The Company is liable for all taxes and insurance on this lease. In addition, certain equipment is rented on a month-to-month basis. The following is a schedule of future minimum rental payments:

Years Ending December 31,	Amount

2004	$439,233
2005	444,723
2006	452,410
2007	263,906
$1,600,272

Rent expense, including common area maintenance, was $548,720 for the year ended December 31, 2003.

Note 9. Retirement Plan

The Company has a 401(k) profit sharing plan covering substantially all of its employees. At year end, management determines the amount of the profit sharing contribution, if any, to be contributed to the plan. Management elected to contribute approximately $116,000 for the year ended December 31, 2003.